Exhibit 99.1

Ballantyne Strong Launches Strong Studios to Develop, Produce

and Distribute Original Feature Films and Series

30-Year Industry Executive David Ozer Appointed President

New Studio Launches with Two Greenlit Series Through Distribution Agreement with

Chicken Soup for the Soul Entertainment’s Screen Media

Charlotte, NC, March 7, 2022: Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne”), announced today the launch of Strong Studios, which will operate as part of the Company’s Strong Entertainment division.

The Company also announced it has appointed David Ozer as President of Strong Studios. Mr. Ozer was formerly CEO of Landmark Studio Group, a division of Chicken Soup for the Soul Entertainment, Inc (Nasdaq: CSSE).

Strong Studios, which will be based in New York, will develop and produce original feature films and television series, as well as acquire third party rights to content for global multiplatform distribution. The new studio launches with an IP slate acquisition and an initial distribution agreement with Chicken Soup for the Soul Entertainment’s Screen Media. Under terms of the deal, two new scripted series, Safehaven and Flagrant, have been officially greenlit for production this year. Screen Media will distribute both series, with their streaming services Crackle, Popcornflix, and Chicken Soup for the Soul having first rights to premiere.

●	Safehaven, is a supernatural horror series based on the graphic novel about a female comic book artist whose drawings come alive to haunt her. Safehaven is produced by James Seale (Throttle), Kevin Duncan (Juncture) and Michael Bay’s 451 Media. Production is anticipated to begin in Canada mid-2022.

●	Flagrant, is an original dramedy series in partnership with actor and comedian, Michael Rapaport (Atypical, White Famous, Public Morals, Justified). Rapaport will appear in and executive produce Flagrant. Screenwriter Peter Hoare (Standing Up, Falling Down, Down Under Cover), and actor, broadcaster, stand-up comedian, and writer Pete Correale (The Pete and Sebastian Show on SiriusXM and Kevin Can Wait) will serve as co-writers and showrunners. Production is anticipated to begin mid-2022.

Additional projects shepherded by Ozer at Landmark Studio Group to now be developed and produced by Strong Studios as part of the content acquisition deal include Shadows in the Vineyard, starring Judith Light and Noah Wyle; the drama series, Heartbeat, co-created by legendary DJ couple Kiss and M.O.S.; the horror series MidNightMares, and more.

“The launch of Strong Studios is a natural but also potentially transformative next step for our entertainment business,” commented Mark Roberson, Chief Executive Officer of Ballantyne Strong. “Going forward, we will deliver not only the industry’s best movie screens and technical services, but also feature films and series for media platforms around the world. Strong Studios will have a head start with two pre-sold and greenlit series ready to start production right away. We plan to employ a disciplined and conservative approach to development of new projects, utilizing co-production and pre-licensing to limit financial exposure while building a content library with high potential for commercial success. We welcome David and his team and look forward to working with them to grow the business into a leading media studio with top original content.”

“With the growing worldwide demand for content and the acceleration of new streaming services, the environment is ripe for Strong Studios to thrive,” said David Ozer. “With the IP acquisition of a robust slate of content and distribution deal with Chicken Soup for the Soul Entertainment, we are able to hit the ground running with two series ready to head into production, while we begin developing our own pipeline of original IP. I am thrilled with the opportunity to launch Strong Studios and further expand Ballantyne Strong’s position in the global media marketplace.”

“We congratulate Strong Studios on this new venture and are excited to be able to continue to work with David Ozer and distribute their pipeline of exciting programming,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment.

Prior to joining Strong Studios, Ozer served from 2018 - 2022 as CEO of Landmark Studio Group, overseeing the production and development of a slate of projects, including Willy’s Wonderland, starring Nicolas Cage; and Trigger Point, directed by Brad Turner and starring Barry Pepper; as well as Safehaven, Flagrant, Shadows in the Vineyard, Heartbeat, MidNightMares and others. From 2013 – 2018, he served as Founding President of IDW Entertainment, where he oversaw the independent mini-studio’s overall operations and focused on developing, producing, and distributing content that appeals to a broad global audience. Ozer is credited with the independent mini-studio’s expansion, and the success of its two most prominent series, overseeing the development and production of three seasons of Wynonna Earp for Syfy, and two seasons of Dirk Gently for BBC America. He also oversaw the development of Locke & Key and V-Wars for Netflix. Ozer has also held executive level positions at multinational media corporations, including executive vice president of television at Starz Media; senior vice president of domestic television at RHI Entertainment; head of worldwide distribution at Sonar; senior vice president of sales at DIC Entertainment and vice president of sales at Sony Pictures Television.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. is a diversified holding company with operations and holdings across a broad range of industries. Ballantyne’s Strong Entertainment segment currently includes one of the largest premium screen suppliers in the United States and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne holds a $13 million preferred stake along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, Ballantyne holds a 9% ownership position in GreenFirst Forest Products Inc. (TSX: GFP), a forest-first business focused on sustainable forest management and lumber production, and an 18% ownership position in FG Financial Group, Inc. (Nasdaq: FGF), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses.

Forward-Looking Statements

This press release may contain “forward-looking statements.” All statements, other than statements of historical facts, are forward-looking statements. Ballantyne or Strong Global Entertainment may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Such forward-looking statements are based on management’s current expectations, but actual results may differ materially due to various factors. There can be no guarantees that the initial public offering of Strong Global Entertainment, Inc. will be consummated on the timeline anticipated or at all, or that Ballantyne or Strong Global Entertainment will achieve the anticipated benefits of such a transaction. Ballantyne’s and Strong Global Entertainment’s ability to consummate and achieve the anticipated benefits of the potential initial public offering of Strong Global Entertainment may be materially affected by certain factors outside their control that could affect the advisability, pricing and timing of the potential initial public offering of Strong Global Entertainment, as well as a number of risks and uncertainties regarding the business, results of operation or financial condition of Ballantyne or Strong Global Entertainment, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in Ballantyne’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as supplemented by Ballantyne’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, and Ballantyne’s subsequent filings with the SEC, in addition to and including the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company’s portfolio companies; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling shareholder and vulnerability to fluctuation in the Company’s share price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, we undertake no obligation to publicly update, withdraw, or revise any forward-looking statements to reflect actual results or changes in factors or assumptions on which any statement is based.

For Investor Relations Inquiries:

Mark Roberson

Ballantyne Strong, Inc. - Chief Executive Officer

704-994-8279

IR@btn-inc.com

John Nesbett / Jennifer Belodeau

IMS Investor Relations

203-972-9200

jnesbett@institutionalms.com

For Media Inquiries:

Michelle Orsi

Three.Sixty Marketing + Communications

310-418-6430

michelle@360-comm.com